EXHIBIT 10.4

WW INTERNATIONAL, INC.

TERM SHEET FOR

EMPLOYEE RESTRICTED STOCK UNIT AWARDS

FOR GOOD AND VALUABLE CONSIDERATION, WW International, Inc., a Virginia corporation (the “Company”), hereby grants to the employee identified below (the “Employee”) the aggregate number of Restricted Stock Units specified below which are ultimately payable in shares of Common Stock of the Company (the “RSU Award”). The RSU Award is granted upon the terms, and subject to the conditions, set forth in this Term Sheet, the Company’s stock incentive plan specified below (as amended and restated, the “Plan”), and the Terms and Conditions for Employee Restricted Stock Unit Awards promulgated under such Plan and as attached hereto (the “Terms and Conditions”), each hereby incorporated herein by this reference and each as amended from time to time (capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Terms and Conditions or the Plan).

Key Terms and Conditions
Name of Employee:	Tara Comonte
Grant Date:	September 27, 2024
Plan:	Third Amended and Restated 2014 Stock Incentive Plan
Aggregate Number of Restricted Stock Units:	599,736
Vesting Schedule for Restricted Stock Units (subject to continued employment)
Date October 27, 2024 November 27, 2024 December 27, 2024 January 27, 2025 February 27, 2025 March 27, 2025

# of Restricted Stock Units

16.6% of Aggregate Number of Restricted Stock Units

16.6% of Aggregate Number of Restricted Stock Units

16.7% of Aggregate Number of Restricted Stock Units

16.7% of Aggregate Number of Restricted Stock Units

16.7% of Aggregate Number of Restricted Stock Units

16.7% of Aggregate Number of Restricted Stock Units

By accepting this Term Sheet, the Employee acknowledges that she has received and read, and agrees that the Restricted Stock Units granted herein are awarded pursuant to the Plan, are subject to and qualified in their entirety by this Term Sheet, the Plan, and the Terms and Conditions, and shall be subject to the terms and conditions of this Term Sheet, the Plan and the Terms and Conditions. If the Employee does not sign and return (or electronically accept, as applicable) this Term Sheet by October 27, 2024, this RSU Award shall be forfeited and shall be of no further force and effect.

WW INTERNATIONAL, INC.

By: /s/ Tiffany Stevenson	/s/ Tara Comonte
Name: Tiffany Stevenson	Employee Signature[1]
Title: Chief Engagement Officer

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Employee’s signature hereof.

WW INTERNATIONAL, INC.

TERMS AND CONDITIONS FOR

EMPLOYEE RESTRICTED STOCK UNIT AWARDS

WW International, Inc., a Virginia corporation (the “Company”), grants to the Employee who is identified on the Term Sheet for Employee Restricted Stock Unit Awards provided to the Employee herewith (the “Term Sheet”) the Restricted Stock Units specified in the Term Sheet, upon the terms and subject to the conditions set forth in (i) the Term Sheet, (ii) the Company stock incentive plan specified in the Term Sheet (the “Plan”) and (iii) these Terms and Conditions for Employee Restricted Stock Unit Awards promulgated under such Plan (these “Terms and Conditions”), each hereby incorporated herein by this reference and each as amended from time to time.

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Term Sheet or the Plan.

Section 1.1 – Cause

“Cause” shall be as defined in the Employment Agreement.

Section 1.2 – Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 – Committee

“Committee” shall mean the Compensation and Benefits Committee of the Board of Directors of the Company.

Section 1.4 – Common Stock

“Common Stock” shall mean the common stock, no par value per share, of the Company.

Section 1.5 – Company

“Company” shall mean WW International, Inc.

Section 1.6 – Disability

The Employee shall be deemed to have a “Disability” if the Employee is unable to engage in the activities required by the Employee's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (in each case, as determined in good faith by a majority of the Committee, which determination shall be conclusive).

Section 1.7 – Employment Agreement

“Employment Agreement” shall mean that Interim President and Chief Executive Officer Agreement between the Company and Employee entered into as of September 27, 2024, as may be amended from time to time.

Section 1.8 – Grant Date

“Grant Date” shall mean the date specified on the Term Sheet on which the RSU Award was granted.

Section 1.9 – Restricted Stock Units

A “Restricted Stock Unit” represents the right to receive, upon satisfaction of the vesting conditions set forth herein, one share of Common Stock.

Section 1.10 – RSU Vesting Date

“RSU Vesting Date” shall mean the date a Restricted Stock Unit becomes vested.

Section 1.11 – Secretary

“Secretary” shall mean the Secretary of the Company.

ARTICLE II

GRANT OF RSU AWARD

Section 2.1 – Grant of Restricted Stock Units

On and as of the Grant Date, the Company irrevocably grants to the Employee the number of Restricted Stock Units specified on the Term Sheet, upon the terms and conditions set forth in the Term Sheet and these Terms and Conditions. The Restricted Stock Units shall vest in accordance with Article III hereof.

Section 2.2 – Employment Agent

This RSU Award is made as required by Section 4 of the Employment Agreement. Nothing in the Term Sheet, in these Terms and Conditions or in the Plan shall confer upon the Employee any right to continue in the employment of the Company or its Affiliates, or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to terminate the employment of the Employee at any time for any reason whatsoever, with or without Cause (subject to the terms of the Employment Agreement). Employee hereby acknowledges and agrees that neither the Company nor its Affiliates nor any other Person has made any representations or promises whatsoever to the

Employee concerning the Employee’s employment or continued employment by the Company or its Affiliates, subject to the terms of the Employment Agreement.

Section 2.3 – Adjustments

Subject to the provisions of the Plan, in the event that the outstanding shares of the Common Stock subject to an RSU Award are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, change of control, reclassification, stock split, spin-off, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such RSU Award shall be converted. Any such adjustment made by the Committee in its good faith discretion and in accordance with the provisions of the Plan shall be final and binding upon the Employee, the Company and all other interested persons. To the extent that any RSU Award is not continued, assumed or substituted for options, restricted stock units or any other form of equity of a surviving entity in connection with one of the foregoing events, it shall become fully vested immediately prior to the event.

ARTICLE III

VESTING

Section 3.1 – Commencement of Vesting

Unless otherwise provided in the Term Sheet, these Terms and Conditions or the Plan, so long as the Employee continues to be employed by the Company or its Affiliates, the Restricted Stock Units shall vest on the dates specified on, and to the extent provided by, the vesting schedule set forth on the Term Sheet (subject to Section 3.2 below).

Section 3.2 – Expiration of Restricted Stock Units

(a)
The Restricted Stock Units not then vested shall immediately vest upon a termination described in Section 1 of the Employment Agreement (other than any termination as a result of (i) Employee’s resignation not for Good Reason (as defined in the Employment Agreement), provided such resignation is not at the request of the Board or (ii) Employee’s termination by the Company for Cause).
(b)
If (a) above does not apply, to the extent Employee’s employment with the Company and its Affiliates is terminated due to Employee’s death or by the Company due to Employee’s Disability prior to any RSU Vesting Date, one hundred percent (100%) of the unvested Restricted Stock Units as of the date of such termination of employment shall vest upon such termination of employment.
(c)
Subject to (a) and (b) above, the Employee shall cease any additional vesting in his or her Restricted Stock Units upon any termination of his or her employment and the unvested portion of the Restricted Stock Units shall be cancelled without payment therefor upon any termination of his or her employment.

ARTICLE IV

STOCKHOLDER RIGHTS

Section 4.1 – Conditions to Issuance of Stock Certificates

The shares of Common Stock deliverable upon the vesting of the Restricted Stock Units, or any portion thereof, shall be fully paid and nonassessable. The Company shall not be required to deliver any certificate or certificates for shares of stock upon the vesting of any Restricted Stock Units, or any portion thereof, prior to fulfillment of all of the following conditions:

(a)
The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
(b)
The lapse of such reasonable period of time following the vesting of the Restricted Stock Units as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.2 – Rights as Stockholder

(a)
RSU Rights. Unless otherwise set forth herein, the Employee shall receive, as soon as practicable after the applicable RSU Vesting Date (but in no event later than ten (10) business days following the RSU Vesting Date), one share of Common Stock for each vested Restricted Stock Unit that the Employee holds hereunder. Certificates for the Common Stock shall be delivered to the Employee or to the Employee’s legal guardian or representative (or if such Common Stock is evidenced by uncertificated securities registered or recorded in records maintained by or on behalf of the Company in the name of a clearing agency, the Company will cause the Common Stock to be entered in the records of such clearing agency as owned by the Employee). It shall be a condition of the obligation of the Company upon delivery of Common Stock to the Employee pursuant this Section 4.2 that the Employee pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Common Stock. Minimum required withholding shall be satisfied by the Company withholding Common Stock otherwise deliverable to the Employee hereunder. Until the applicable RSU Vesting Date, a holder of a Restricted Stock Unit shall not be, nor have any of the rights or privileges of, a stockholder of the Company.
(b)
Dividend Equivalents for RSU Award. With respect to each cash dividend or distribution (if any) paid with respect to Common Stock to holders of record on and after the Grant Date but before the applicable RSU Vesting Date, the Company shall maintain a notional account (the “Account”) for the benefit of the Employee, in which the Company shall record the amount of each such cash dividend or distribution (if any) to which the Employee would have been entitled if the Employee had held the same number of shares of Common Stock equal to the number of Restricted Stock Units granted pursuant to the Term Sheet and these Terms and Conditions. As soon as practicable after the RSU Vesting Date (but in no event later than ten (10) business days following the RSU Vesting Date), the Employee shall, in the discretion of the

Company (with respect to the form of payment), be paid an amount equal to the balance of the Account in (a) cash or (b) a number of shares of Common Stock equal to the quotient of (i) the balance of the Account, divided by (ii) the Fair Market Value, on the RSU Vesting Date, of one share of Common Stock. In the event the Account balance is paid in shares of Common Stock, if the calculation set forth in the preceding sentence results in fractional shares, the Company shall round such number of shares to the nearest whole number; provided, that if such number is rounded down, the Company shall pay to the Employee an amount in cash equal to the fractional shares based on the Fair Market Value thereof. In the event the Employee’s employment is terminated for any reason (other than a termination that results in the acceleration of vesting of RSUs) prior to any RSU Vesting Date, the Employee shall forfeit all amounts maintained in the Account without consideration therefor.
(c)
Delay of Receipt. Notwithstanding the foregoing, in the event that Employee would be required to make a filing under the Hart-Scott-Rodino Act in connection with receipt of Common Stock, the applicable time period(s) shall be appropriately extended to permit such filing and subsequent receipt of Common Stock (and associated Account) but not beyond March 15th in the year following the year in which the RSU Vesting Date occurs.
(d)
Limitation on Obligations. The Company’s obligation with respect to the Restricted Stock Units granted hereunder is limited solely to the delivery to the Employee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation (except as set forth in Section 4.2(b) hereof). This RSU Award shall not be secured by any specific assets of the Company or any of its Affiliates, nor shall any assets of the Company or any of its Affiliates be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Term Sheet, these Terms and Conditions or the Plan.
(e)
Tax Advice. The Employee is hereby advised to seek his or her own tax counsel regarding the taxation of an award of Restricted Stock Units made hereunder.

ARTICLE V

THE COMPANY’S REPRESENTATIONS AND WARRANTIES

Section 5.1 – Authorization

The Company represents and warrants to the Employee that (i) the Term Sheet and these Terms and Conditions has been duly authorized, executed and delivered by the Company, and (ii) upon the vesting of Restricted Stock Units (or any portion thereof), the Common Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

Section 5.2 – Registration

The Common Stock are registered on a Form S‑8 Registration Statement or any successor to Form S‑8 to the extent that such registration is then available with respect to such Common Stock, and the Company will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Employee to sell his or her shares of Stock without registration under the 1933 Act within the limitations of the exemptions provided by (A) Rule 144 under the 1933 Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.

ARTICLE VI

MISCELLANEOUS

Section 6.1 – Administration

(a)
The Committee shall have the power to interpret the Plan, the Term Sheet and these Terms and Conditions and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Stock Units. In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, the Term Sheet and these Terms and Conditions.
(b)
To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board of Directors of the Company (or a committee thereof), amounts paid or payable under the Term Sheet and these Terms and Conditions shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture and/or recoupment of amounts paid or payable hereunder.

Section 6.2 – Shares to Be Reserved

The Company shall at all times during the term of the RSU Award reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Term Sheet and these Terms and Conditions.

Section 6.3 – Recapitalizations, etc.

The provisions of the Term Sheet and these Terms and Conditions shall apply, to the full extent set forth herein with respect to the RSU Award, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company or its Affiliates (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the RSU Award, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

Section 6.4 – State Securities Laws

The Company hereby agrees to use its best efforts to comply with all state securities or “blue sky” laws which might be applicable to the issuance of the shares underlying the Restricted Stock Units to the Employee.

Section 6.5 – Binding Effect

The provisions of the Term Sheet and these Terms and Conditions shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under the Term Sheet and these Terms and Conditions, such transferee shall be deemed the Employee hereunder; provided, however, that no transferee shall derive any rights under the Term Sheet and these Terms and Conditions unless and until such transferee has delivered to the Company a Joinder (in the form attached hereto as Exhibit A) and becomes bound by the terms of the Term Sheet and these Terms and Conditions.

Section 6.6 – Miscellaneous

In the Term Sheet and these Terms and Conditions, (i) all references to “dollars” or “$” are to United States dollars and (ii) the word “or” is not exclusive. If any provision of the Term Sheet and these Terms and Conditions shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

Section 6.7 – Notices

Any notice to be given under the terms of the Term Sheet and these Terms and Conditions to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him or her at the address given on the Term Sheet. By a notice given pursuant to this Section 6.7, either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 6.7. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 6.8 – Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Term Sheet and these Terms and Conditions.

Section 6.9 – Applicability of Plan

The Common Stock issued to the Employee upon the vesting of the Restricted Stock Units shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the vesting of the Restricted Stock Units (or any portion thereof). In the event of any conflict between the Term Sheet and these Terms and Conditions, these Terms and Conditions shall control. In the event of any conflict between the Term Sheet, these Terms and Conditions and the Plan, the Term Sheet or Terms and Conditions shall control.

Section 6.10 – Restrictive Covenants

In consideration of the Company entering into the Term Sheet and these Terms and Conditions with the Employee, the Employee reaffirms the restrictive covenants set forth in Section 5 of the Employment Agreement.

Section 6.11 – Amendment

The Term Sheet and these Terms and Conditions may be amended only by a writing executed by the parties hereto which specifically states that it is amending the Term Sheet or these Terms and Conditions, as applicable.

Section 6.12 – Governing Law

The Term Sheet and these Terms and Conditions shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 6.13 – Jurisdiction

The parties to the Term Sheet and these Terms and Conditions agree that jurisdiction and venue in any action brought by any party hereto pursuant to the Term Sheet and these Terms and Conditions shall properly lie and shall be brought in any federal or state court located in the Borough of Manhattan, City and State of New York. By execution and delivery of the Term Sheet and these Terms and Conditions, each party hereto irrevocably submits to the jurisdiction of such courts for itself, himself or herself and in respect of its, his or her property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

Section 6.14 – Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 6.15 – Counterparts

The Term Sheet and these Terms and Conditions may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

Section 6.16 – Code Section 409A

If any payment of money, delivery of shares of Common Stock or other benefits due to the Employee hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payment, delivery of shares of Common Stock or other benefits shall be deferred if deferral will make such payment, delivery of shares of Common Stock or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares of Common Stock or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to the Employee, that does not cause such an accelerated or additional tax.

EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Term Sheet for Employee Restricted Stock Unit Awards and that certain Terms and Conditions for Employee Restricted Stock Unit Awards, effective as of September 27, 2024 (collectively, the “Agreement”), among WW INTERNATIONAL, INC. (the “Company”) and Tara Comonte (the “Employee”). By execution of this Joinder, the undersigned shall have all the rights, and shall observe all the obligations, applicable to the Employee (except as otherwise set forth in the Agreement), and to have made on the date hereof all representations and warranties made by such Employee, modified, if necessary, to reflect the nature of the undersigned as a trust, estate or other entity.

Name:

Address for Notices:	With copies to:

Signature:

Date: